Exhibit 10.2

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a)HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Critical Metals Corp.

Senior Secured Convertible Note

Issuance Date: [●], 202[●]	Original Principal Amount: U.S. $[_]

FOR VALUE RECEIVED, Critical Metals Corp., an exempted company organized under the laws of the British Virgin Islands (the “Company”), hereby promises to pay to the order of [HOLDER] or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as increased as a result of any Permitted Variable Rate Transaction (as defined in the Securities Purchase Agreement) pursuant to the terms hereof and as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and, if an Event of Default has occurred and is continuing, to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined herein) or Default Rate (as defined herein), as applicable, when the same becomes due and payable as provided herein. This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated as of January 21, 2025 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (collectively, the “Notes”, and such other Senior Secured Convertible Notes, the “Additional Notes”). Certain capitalized terms used herein are defined in Section 31.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(c)) on such Principal and Interest, up to an amount equal to the cash then held in the Cash Account and the proceeds from liquidation of the Bitcoin Escrow Account on the Maturity Date, and such cash and proceeds shall be the Holder’s sole source of payment for the Company’s obligations hereunder, except that, such maximum amount shall be permanently removed upon the first instance of any Event of Default and thereafter, the full Principal, Interest, Late Charges and other amounts due hereunder, without consideration of the proceeds from the liquidation of the Cash Account and Bitcoin Escrow Account, shall be due to Holder. The Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any. The Principal on this Note shall increase across all Holders by an amount equal to 25% of the gross proceeds from any Permitted Variable Rate Transaction, with each Holder’s note being increased by their pro rata holdings of the principal amount of all Notes outstanding that are secured by the Cash Account or Additional Cash Account that such gross proceeds are contributed to. The Company shall report such increase in balance to the Holder and the Transfer Agent within 5 days of the Company entering into any Permitted Variable Rate Transaction and direct the Transfer Agent to reflect such increase in the Principal amount.

2. INTEREST; DEFAULT RATE.

(a) Interest shall accrue hereunder at the Effective Federal Funds Rate (the “Interest Rate”) unless and until an Event of Default (as defined in Section 4(a)) has occurred and is continuing. The “Effective Federal Funds Rate” means for any day the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate”; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Note. Interest on this Note shall commence accruing on the Issuance Date at the Effective Federal Funds Rate based on the outstanding Principal amount of this Note and shall be computed on the basis of a 360-day year assuming a 30-day month (i.e. 30/360 basis).

(b) From and after the occurrence and during the continuance of any Event of Default, Interest shall accrue hereunder at a rate equal to the applicable Interest Rate plus five percent (5.0%) per annum (the “Default Rate”), and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the first Business Day of the calendar month immediately succeeding the month during which an Event of Default has occurred or is continuing, as applicable (a “Default Interest Date”). Accrued and unpaid Interest, if any, shall also be payable as part of the Conversion Amount upon any redemption or conversion hereunder occurring prior to a Default Interest Date. In the event that such Event of Default is subsequently cured or waived in writing by the Holder (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Default Interest Date), Interest shall cease to accrue hereunder as of the calendar day immediately following the date of such cure or waiver; provided that Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

(c) Payments of Interest shall be payable by the Company to the Holder in cash directly from the Cash Account, except as specifically provided in this Note, monthly in arrears and without any further approval or direction required from the Company to the Trust Agent. An amount equal to $150,000 per annum paid quarterly in cash directly from the Cash Account but only to the extent then available from interest earned on the Cash Account, shall be deducted from Interest due to the Holder and instead paid to the Collateral Agent for services performed herein.

3. CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable Ordinary Shares, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date (the “Conversion Eligibility Date”), the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable Ordinary Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of an Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) (i) such Conversion Amount divided by (ii) the Conversion Price by (y) 0.90 (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (x) the portion of the Principal elected to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of the Principal amount and such Interest, if any.

(ii) “Conversion Price” means, as of any Conversion Date, an amount equal to $6.00, subject to adjustment as provided herein, including without limitation, pursuant to Section 3(b)(iii) below. Notwithstanding anything to the contrary herein, the Conversion Price may (i) only decrease and (ii) any such decrease shall remain in effect for all future purchases of Additional Notes.

(iii) Adjustment of Conversion Price upon Issuance of Common Stock: If and whenever on or after the initial Closing Date until the first date on which no Notes are outstanding and no rights of any Buyer to purchase Additional Notes are outstanding, the Company issues or sells, or is deemed to have issued or sold, any Ordinary Shares or other instruments convertible into Ordinary Shares at an Effective Issuance Price Per Ordinary Share (as defined below) less than the then the Conversion Price (each such issue, sale, or deemed issuance or sale, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the Effective Issuance Price Per Ordinary Share and the Company shall be required to provide the Holder notification within two (2) Business Days following such Dilutive Issuance; provided, however, issuances of Exempted Securities shall not constitute Dilutive Issuances.

(iv) Definition of Effective Price per Ordinary Share. For all purposes of calculating the foregoing, including without limitation, the Effective Issuance Price Per Ordinary Share and the Conversion Price:

(1)	“Effective Issuance Price Per Ordinary Share” means, with respect to a Dilutive Issuance, a price per share equal to the lesser of:

a.	the sum of (A) the aggregate consideration paid for the issuance or sale of all Convertible Securities, Ordinary Shares, or other instruments pursuant to a Dilutive Issuance plus the aggregate exercise or conversion price payable upon the exercise of all Options to subscribe for or purchase shares divided by (B) the sum of (i) the aggregate number of Ordinary Shares and Ordinary Shares underlying such securities that have been sold or issued or that may become issuable in the transaction plus (ii) the number of additional Ordinary Shares or Ordinary Shares that become issuable in connection with the transaction in which such Convertible Securities or Ordinary Shares or other instruments are sold; and

b.	If the Company in any manner grants or sells any Option or Convertible Securities, the lowest price per share for which one Ordinary Share may be purchased. To the extent the Company subsequently decreases the conversion price or price at which an Ordinary Share may be purchased of an existing Option or Convertible Securities, the lowest price per share for which one Ordinary Share may be purchased subsequent to such modification.

(2)	If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash pursuant to a Dilutive Issuance, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such publicly traded securities on the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly in good faith by the board of directors of the Company and approved by the Required Holders with such approval not to be unreasonably withheld, conditioned or delayed. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(3)	In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value.

(4)	In the case of a Permitted Variable Rate Transaction or other variable rate transaction, the lowest price permitted, whether issued or not, under the Permitted Variable Rate Transaction or other variable rate transaction.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date following the Conversion Eligibility Date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company and Transfer Agent (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Conversion Notice and representation as to whether such Ordinary Shares may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, to the Holder and the Company’s transfer agent (the “Transfer Agent”) which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Ordinary Shares issuable pursuant to such Conversion Notice) (a “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the applicable Conversion Date. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, after the effective date of the Registration Statement and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended Ordinary Shares to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement), and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable.

(ii) Failure to Timely Deliver; Buy-In. If the Company fails for any reason or for no reason, to issue and deliver (or cause to be delivered) to Holder (or its designee) prior to the applicable Share Delivery Deadline, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Ordinary Shares without any restrictive legend to which the Holder (or its designee) is entitled and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Ordinary Shares to which the Holder is entitled (without any restrictive legend) upon the Holder’s conversion of this Note (as the case may be) or (II) if the Registration Statement covering the resale of the Ordinary Shares that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement so notify the Holder and (y) deliver the Ordinary Shares electronically without any restrictive legend by crediting such aggregate number of Ordinary Shares to which the Holder (or its designee) is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline and during such Conversion Failure an amount equal to two percent (2%) of the product of (A) the sum of the number of Ordinary Shares not issued to the Holder on or prior to the applicable Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Ordinary Shares selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Ordinary Shares) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such Ordinary Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Ordinary Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Ordinary Shares multiplied by (y) the lowest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Transfer Agent shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register and approval by the Holder Representative (which approval shall not be unreasonably withheld, conditioned or delayed). Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof and after receiving Holder Representative approval, the Transfer Agent shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign any Note or any portion thereof to an Affiliate of the Holder or a Related Fund of the Holder without delivering a request to assign or sell the Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell the Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell the Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale; and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Ordinary Shares not in dispute and resolve such dispute in accordance with Section 23.

(d) Limitations on Conversions. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.9% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding Ordinary Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Subject to the last sentence of this Section 4(a), each of the following events shall constitute an “Event of Default” and each of the events in clauses (ix), (x) and (xi) shall also constitute a “Bankruptcy Event of Default”:

(i) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Trading Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Trading Days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) at any time while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive days or for more than an aggregate of forty (40) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension from trading or the failure of the Ordinary Shares to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or Exercise Date (as defined in the Warrants) (as the case may be) or (B) written notice to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents and such notice of such Company’s agent is not withdrawn by the Company within one (1) Trading Day, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into Ordinary Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for Ordinary Shares in accordance with the provisions of the Warrants;1

(v) except to the extent the Company is in compliance with Section 9(b) below, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 9(a) below) is less than 200% of the sum of (A) the number of Ordinary Shares that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise), plus (B) the number of Ordinary Shares that the Holder would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

[1]	NTD: We may have additional comments based on our review of the Warrant.

(vi) the Company’s, any Guarantor or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s, any Guarantor’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, and such failure remains uncured for a period of at least five (5) Trading Days;

(vii) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;

(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $1,000,000 of Indebtedness of the Company, any Guarantor or any Subsidiary;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company, SPE, any Guarantor or any Subsidiary and, if instituted against the Company, SPE, any Guarantor or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(x) the commencement by the Company, SPE, any Guarantor or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company, SPE, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, SPE, any Guarantor or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company, SPE, any Guarantor or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company, SPE, any Guarantor or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company, SPE, any Guarantor or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company, SPE, any Guarantor or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, SPE, any Guarantor or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xii) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company, SPE, any Guarantor and/or any Subsidiary and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company, SPE, such Guarantor or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(xiii) the Company, any Guarantor and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $1,000,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company, such Guarantor and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $1,000,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default that has not been cured or waived for thirty (30) days or event of default under any agreement binding the Company, any Guarantor or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company, any Guarantor or any Subsidiary, individually or in the aggregate, in which case only if such failure remains uncured for a period of at least three (3) Trading Days;

(xiv) other than as specifically set forth in another clause of this Section 4(a), the Company, SPE, any Guarantor or any Subsidiary materially breaches any representation or warranty or any covenant or other material term or condition of any Transaction Document (other than a Security Document), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive Trading Days;

(xv) a materially false or inaccurate written certification by the Company as to whether any Event of Default or an Equity Conditions Failure has occurred or as to whether any Release Condition or the Market Price Condition is satisfied;

(xvi) any material breach or failure in any respect by the Company, any Guarantor or any Subsidiary to comply with clauses (a)-(d), (f), (l) and (n) of Section 13 of this Note;

(xvii) any Material Adverse Effect occurs and remains uncured following a period of five (5) Trading Days;

(xviii) other than as specifically set forth in Section 4(a)(xix) or in any other clause of this Section 4(a), the Company, SPE, any Guarantor or any Subsidiary (a) breaches any representation or warranty set forth in any Security Document or (B) shall fail to perform or comply (I) in any material respect with any covenant or agreement contained in any Security Document or (II) in any respect with any covenant or agreement contained in any Security Document that is qualified by materiality or Material Adverse Effect;

(xix) any provision of any Security Document (as determined in good faith by the Collateral Agent or the Required Holders, in their respective sole discretion) shall at any time for any reason (other than pursuant to the express terms thereof or (other than action or inaction on the part of the Holder, the Collateral Agent or any of their respective agents)) cease to be valid and binding on or enforceable against the Company, SPE, any Guarantor or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto or any other Person, or a proceeding shall be commenced by the Company, SPE, any Guarantor or any Subsidiary or any Governmental Entity having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company, SPE, any Guarantor or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xx) any Security Document shall for any reason fail or cease to create a valid and perfected and first priority Lien (as defined in Section 13(c)) in favor of the Collateral Agent for the benefit of the holders of the Notes;

(xxi) any material damage to, or loss, theft or destruction of any Collateral (as defined in the Pledge Agreement), including with respect to the Trust Property or Escrow Bitcoin, whether or not insured;

(xxii) the Company’s refusal to sell the Lead Buyer or its designees (as defined in the Securities Purchase Agreement) Additional Notes as required under the Securities Purchase Agreement (a “Failure to Sell Additional Notes Event of Default”);

(xxiii) any breach or failure in any respect by the Company, any Guarantor or any Subsidiary to comply with any requirements set forth in the Securities Purchase Agreement, Warrant Agreement, or Registration Rights Agreement;

(xxiv) any failure by the Company, SPE, any Guarantor or any Subsidiary to take any action requested by the Collateral Agent, on behalf of the Holder, or the Required Holders to perfect the security interest in or Liens on the Bitcoin Escrow Account and all of the Escrow Bitcoin therein, the Cash Account and all of the funds and other Trust Property therein or other collateral (as defined in the Pledge Agreement), pursuant to the Securities Purchase Agreement and the Security Documents, or any subsequent interference on the perfection of such security interests or Liens as may be reasonably determined by the Collateral Agent or the Required holders;

(xxv) any waiver by the Company of the transfer restrictions set forth in the Lock-Up Agreements;

(xxvi) any failure by the Company to place twenty-five percent (25%) of the proceeds of any Permitted Variable Rate Transaction into the Cash Account pursuant to the terms of the Securities Purchase Agreement and the Note;

(xxvii) any failure by the Company to maintain at all times the Borrowing Base Requirement that is not cured within five (5) Trading Days of such failure; and

(xxviii) (A) SPE shall cease, for any reason, to hold itself out as a “special purpose entity”; (B) SPE takes any “Material Action” (as defined in the Limited Liability Operating Agreement (as in effect at the Initial Closing) of SPE); (C) the “SPE Provisions” (as defined in the Limited Liability Operating Agreement (as in effect at the Initial Closing) of SPE) of SPE are amended without the prior written consent of the Required Holders; or (D) the Collateral Agent or the Required Holders determine, in good faith, that the bankruptcy remoteness character of SPE shall cease or otherwise be diminished in any respect that adversely impacts the security and the Liens of the Collateral Agent.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Additional Note, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder and to the Collateral Agent. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice” and the date the Holder delivers such notice to the Company, the “Event of Default Redemption Notice Date”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Event of Default Redemption Premium plus the Option Value of the conversion feature of the Note calculated on the date preceding such Event of Default (the “Event of Default Redemption Price”); provided, however, that for the benefit of other Holders, each Holder may only be entitled to its pro-rata share (determined by the percentage of the principal amount of all Notes outstanding secured by the Cash Account held by the Holder) of the Cash Account and Bitcoin Escrow Account respectively. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved. The rights of Holder herein shall be in addition to, and not in limitation of, any rights the Holder, or the Collateral Agent on the Holder’s behalf, shall have under the Pledge Agreement or any of the other Security Documents.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Event of Default Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a Principal amount and Interest Rate equal to the Principal amounts then outstanding and the Interest Rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”).

(c) Holder Change of Control Redemption Right. At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (a “Holder Change of Control Redemption Notice”) to the Company, which Holder Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company in cash in an amount equal to the Holder Change of Control Redemption Premium multiplied by the Conversion Amount being redeemed plus the Option Value of the convertibility feature within the Note calculated using the highest share price of the Ordinary Shares between the public announcement of such Change of Control and ending on the date the Holder delivers the Holder Change of Control Redemption Notice (the “Holder Change of Control Redemption Price”).

(d) Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to shareholders in connection with such Change of Control. To the extent redemptions required by this Section 5 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Holder Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount subject to redemption under this Section 5 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time during the period commencing on the Issuance Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation). Notwithstanding the foregoing, the issuance of the securities contemplated by the PIPE SPA (as defined in the Registration Rights Agreement) shall not entitle the Holder to any Purchase Rights with respect to such securities.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price. Without limiting any provision of Section 6 or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, reverse stock split, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such any subdivision will be proportionately reduced and, in the case of any combination into a smaller number of shares, the Conversion Price in effect immediately prior to such conversion shall be proportionally increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event. Notwithstanding the foregoing, the issuance of the securities pursuant to the PIPE Securities Purchase Agreement (as defined in the Registration Rights Agreement) shall not result in any adjustment to the Conversion Price.

(b) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(c) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders which shall not be unreasonably withheld, conditioned or delayed, reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of the Articles (as defined in the Securities Purchase Agreement), or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any Ordinary Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its reasonable best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into Ordinary Shares.

9. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 200% of the number of Ordinary Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes and Warrants based on the number of Shares such instruments are convertible into on a quarterly basis (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes and Warrants, pro rata based on the principal amount of the Notes then held by such holders. The Authorized Share Allocation may be modified by the Collateral Agent with the consent of the Required Holders at any time and for any reason and such modification shall be binding on all Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 9(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall, subject to the requirements of the Articles, the Eligible Market and applicable law, promptly take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, and if required by the Eligible Market or the Articles, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall (i) provide each shareholder with a proxy statement and (ii) use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares pursuant to the terms of this Note due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares (such unavailable number of Ordinary Shares, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 9(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 9(a) or this Section 9(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

10. OPTIONAL REDEMPTION AT THE HOLDER’S ELECTION. Effective sixty (60) calendar days after the date the initial Registration Statement becomes effective, but no later than ninety (90) calendar days after the initial Closing Date, the Holder shall have the right, in its sole and absolute discretion, to require that the Company redeem (a “Holder Optional Redemption”) all or any portion of the Conversion Amount of this Note up to an amount equal to the Holders pro-rata share of the cash held in the Cash Account on the date of the Holder Optional Redemption Notice Date. The Holder shall deliver written notice of the Holder’s election to exercise its Holder Optional Redemption (a “Holder Optional Redemption Notice” and the date the Holder delivers such notice to the Company, Trust Trustee, Holder Representative a “Holder Optional Redemption Notice Date”) to the Company which notice shall state (i) the portion of this Note that is being redeemed by the Holder, (ii) the date on which the Holder Optional Redemption shall occur, which date shall be the fifth (5th) Business Day from the applicable Holder Optional Redemption Notice Date (a “Holder Optional Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder Optional Redemption Price (as defined below) to the Holder. The Company shall provide notice to all Additional Noteholders and the Holder Representative of such request. The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed, including, without limitation, any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the applicable Holder Optional Redemption Date (a “Holder Optional Redemption Price”). On the applicable Holder Optional Redemption Date, the Company shall deliver or shall cause to be delivered to the Holder the Holder Optional Redemption Price in cash from the Cash Account by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Holder Optional Redemptions made pursuant to this Section 10 shall be made in accordance with the procedures set forth in Section 11. To the extent redemptions required by this Section 10 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 10, but subject to Section 3(d), until the Holder Optional Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 10 (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 10, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

11. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (the “Event of Default Redemption Date”). If the Holder has submitted a Holder Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Holder Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and otherwise within five (5) Business Days after the Company’s receipt of such notice. The Company shall deliver the Holder Optional Redemption Price to the Holder on the Holder Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, at the option of the Holder, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 11, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Additional Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(c) or Section 10 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail and overnight courier a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c) Notwithstanding anything herein to the contrary, any redemption obligation of the Company that has then become due under the Notes to the Holder (each, a “Redemption Payment Obligation”), may be satisfied from the cash deposited in the Cash Account, to the extent there is cash available in the Cash Account. The Company hereby irrevocably consents to the Holder’s delivery of an instruction letter to the bank holding the Cash Account to release to the Holder cash deposited in the Cash Account, in each case, in an amount not to exceed any Redemption Payment Obligation. For the avoidance of doubt, in no event shall the available cash in the Cash Account limit the Company’s Redemption Payment Obligation to the Holder under an Event of Default, in which case, the Company shall pay to the Holder any Redemption Payment Obligation.

12. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, without the prior written consent of the Required Holders:

(a) Rank. Except for payments on trade debt and other Indebtedness incurred and paid in the ordinary course of business, all payments due under this Note (a) shall rank pari passu with all Additional Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, and each Guarantor shall not, and each Guarantor shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness secured by any Trust Property or any assets deposited in the Cash Account or any Escrow Bitcoin or any assets transferred to the Bitcoin Escrow Account.

(c) Existence of Liens. Except for Permitted Liens, the Company shall not, and the Company shall cause each of its Subsidiaries to not, and each Guarantor shall not, and each Guarantor shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”). Notwithstanding the foregoing, no Permitted Liens or other Liens of any type shall exist on any Trust Property or any assets deposited in the Cash Account or any Escrow Bitcoin or any assets transferred to the Bitcoin Escrow Account.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, and each Guarantor shall not, and each Guarantor shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing; provided that the Company shall be permitted to make such payments if the aggregate of such payments is less than $500,000 or made in connection with a Project Financing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, and each Guarantor shall not, and each Guarantor shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock, except that any such cash dividend or capital may be paid to the Company or a Guarantor.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, and each Guarantor shall not, and each Guarantor shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and which sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights are not material, individually or in the aggregate, (ii) sales of inventory and product in the ordinary course of business and (iii) sales, leases, licenses, assignments, transfers, conveyances and other dispositions to the Company or a Guarantor.

(g) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, and each Guarantor shall maintain and preserve, and each Guarantor shall cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified and in good standing does not have a Material Adverse Effect.

(h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, and each Guarantor shall maintain and preserve, and each Guarantor shall cause each of its Subsidiaries to maintain and preserve, all of its material properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(i) Maintenance of Intellectual Property Rights. The Company and each Guarantor will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company, any Guarantor and/or any of their Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(j) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, and each Guarantor shall maintain, and each Guarantor shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(k) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, and each Guarantor shall not, not shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except transactions in the ordinary course of business in a manner and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(l) Restricted Issuances. The Company shall not, and each Guarantor shall not, directly or indirectly, without the prior written consent of the Required Holders issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or any other securities that would cause a breach or default under the Notes or the Warrants.

(m) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company, each Guarantor and each of their Subsidiaries and, to the extent available to the Company and each Guarantor after the Company uses its reasonable best efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company or such Guarantor to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company and each Guarantor shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company and each Guarantor as the Independent Investigator may reasonably request. The Company and each Guarantor shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company and each Guarantor with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company and each Guarantor authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company, each Guarantor and any of their Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(n) Borrowing Base and Cash Account.

(i) The Company at all times shall maintain in the Cash Account and Bitcoin Escrow Account an aggregate amount equal to or greater than the aggregate Purchase Price plus amounts from the Permitted Variable Rate Transaction (“Borrowing Base Requirement”), with the Borrowing Base Requirement only increasing from Permitted Variable Rate Transaction and not decreasing upon conversion, or redemption, of this Note or the Additional Notes and shall remain in place until the expiration of the Company’s obligation to issue Additional Notes. For the purposes of the Borrowing Base Requirement, the Bitcoin purchased in the Bitcoin Account with proceeds from a Cash Account Release Amount (as defined below) shall be valued at the Cash Account Release Amount and shall not be increased or decreased based on fluctuations in the market price of Bitcoin.

(ii) The Company shall at all times maintain on deposit in the Cash Account cash in an aggregate amount no less than (A) the Purchase Price paid by the initial Holder of this Note to the Company on the Closing Date, plus (B) the gross proceeds from any Permitted Variable Rate Transaction, less (C) funds released from the Cash Account to purchase Bitcoin (the “Cash Account Release Amount”) ((A), (B), and (C) are collectively referred to herein as the “Trust Property”). The Company shall use the entire Cash Account Release Amount to immediately and in no more than one (1) Business Day following receipt of the Cash Account Release Amount, purchase Bitcoin, and all Bitcoin purchased shall be immediately placed in the Bitcoin Escrow Account. Except in cases where Trust Property is released to pay Interest and after paying Interest remains above the Borrowing Base Requirement, the funds and other Trust Property in the Cash Account may only be released if all of the following conditions have been met: (1) the Market Price Condition has been satisfied as of the Cash Account Release Notice Date (as defined below), (2) the Cash Account Release Amount is less than or equal to ten percent (10%) of the lowest daily trading value of the Ordinary Shares during market hours (and explicitly excluding pre-market and post-market trades) of any of the 20 Trading Days prior to the Cash Account Release Notice Date, (3) no Equity Conditions Failure has occurred that is then continuing as of the Cash Account Release Notice Date, (4) the Cash Account Release Amount does not exceed 10% of the Original Principal Amount and the Company has not issued a Cash Account Release Notice within the thirty (30) calendar day period immediately preceding such Cash Account Release Notice Date, (5) the Cash Account Release Notice has been provided pursuant to the terms of this Note, and (6) the Bitcoin Escrow Account and the Bitcoin Escrow Account Control Agreement (as defined in the Securities Purchase Agreement) have been executed and are in full force and effect (the conditions set forth in clauses (1), (2), (3), (4), (5) and (6) are collectively referred to herein as the “Release Conditions”). The determination of whether the Release Conditions have been satisfied shall be determined by the Required Holders. The Holder Representative may waive the Release Conditions, but only after obtaining the written consent of the Required Holders at any time. The Company shall give written notice (the “Cash Account Release Notice” and the date the Holder and all the holders of the Additional Notes receive such notice is referred to as the “Cash Account Release Notice Date”) to the Holder of its intention to release any funds or other Trust Property from the Cash Account certifying that the Release Conditions have been satisfied as of the Cash Account Release Notice Date and setting forth the date of such release, which date shall not be less than five (5) Business Days following the Cash Account Release Notice Date. Each Holder shall be permitted to exercise a Holder Optional Redemption in response to the Cash Account Release Notice. The Cash Account Release Notice shall not contain any material, nonpublic information with respect to the Company or subject the Holder to any duty of confidentiality. For the avoidance of doubt, for purposes of this Section 13(n), the Equity Conditions Measurement Period shall have commenced on the thirtieth (30th) calendar day prior to the delivery of the Cash Account Release Notice and have ended on the Cash Account Release Notice Date.

14. SECURITY. This Note and the Additional Notes are secured to the extent and in the manner set forth in the Security Documents.

15. RESERVED.

16. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders and the Company shall be required for any amendment, modification or waiver to this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Additional Notes; provided, however, that no such change, waiver, amendment or waiver, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 16; or (iv) amend the Cash Account Control Agreement (as defined in the Securities Purchase Agreement), the Bitcoin Escrow Account Control Agreement (as defined in the Securities Purchase Agreement) or the rights of the Holder under Section 10 of this Note.

17. TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company but with the consent of the Holder Representative, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement. Notwithstanding anything the contrary contained herein or in any Transaction Document, the Ordinary Shares issued upon conversion of this Note in accordance with the terms hereof shall be freely transferable in all respects subject only to applicable law.

18. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d) ) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

20. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price paid for this Note was less than the original Principal amount hereof.

21. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 3(d).

23. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may select an independent, reputable investment bank reasonably acceptable to the Company to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder has selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any other written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 23 and (iv) nothing in this Section 23 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Interest at the Default Rate hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall (if an original copy shall have been delivered to the Holder) be surrendered to the Company for cancellation and shall not be reissued.

26. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER OF A JURY TRIAL AND (B) ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

28. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii)being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii)above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

29. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

(c) “Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bitcoin Escrow Account” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(e) “Bloomberg” means Bloomberg, L.P.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(g) “Cash Account” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(h) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(i) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(j) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company issued this Notes and the associated Warrants pursuant to the terms of the Securities Purchase Agreement.

(k) “Collateral Agent” shall have the meaning as set forth in the Securities Purchase Agreement.

(l) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares (or any securities into which the Ordinary Shares are converted or exchanged).

(m) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market.

(n) “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), one or more registration statements shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any Ordinary Shares previously issued pursuant to such prospectus deemed unavailable) for the resale of all Ordinary Shares issuable pursuant to the terms of the Notes (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) (the “Conversion Shares”) and upon exercise of the Warrant (without regard to any limitations on exercise set forth therein) (the “Warrant Shares”); (ii) on each day during the Equity Conditions Measuring Period, the Ordinary Shares (including all of the Conversion Shares and the Warrant Shares) are listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by a writing by such Eligible Market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered on a timely basis all Ordinary Shares issuable pursuant to the terms of any securities issued by the Company that are then held by the Holder, including, without limitation pursuant to the terms of this Note and upon exercise of the Warrants; (iv) on each day during the Equity Conditions Measuring Period, all of the Conversion Shares and Warrant Shares may be issued in full without violating the rules or regulations of the Eligible Market on which the Ordinary Shares is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) on each day during the Equity Conditions Measuring Period, the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Registration Statement to not be effective or the prospectus contained therein to not be available for the resale of any of the Conversion Shares or Warrant Shares; (vii) on each day during the Equity Conditions Measuring Period, the Holder shall not be in possession of any material, non-public information provided by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company shall have been in compliance with each covenant and other term or condition of each Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document, nor shall there have occurred an event that with the passage of time or giving of notice would constitute such a material breach of any covenant and other term or condition of each Transaction Document; (ix) on each day during the Equity Conditions Measuring Period, all Ordinary Shares issuable pursuant to the terms of the Notes may be issued in full without violating Section 3(d) hereof (or the equivalent provisions of any applicable Additional Notes), (x) on each day during the Equity Conditions Measuring Period, (A) no Authorized Share Failure shall exist or be continuing and (B) all of the Conversion Shares may be issued in full without resulting in an Authorized Share Failure; and (xi) on each day during the Equity Conditions Measuring Period, no bona fide dispute shall exist, by and between any of the holders of the Notes, the Company, the Principal Market (or such applicable Eligible Market in which the Ordinary Shares of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Notes or any other Transaction Document.

(o) “Equity Conditions Failure” means that on each day during the period beginning on the twentieth (20th) Trading Day prior to the applicable date of determination and ending on and including the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(p) “Event of Default Redemption Premium” means 130%.

(q) “Exempted Securities” means (a) Ordinary Shares or rights, warrants or options to purchase Ordinary Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), and (b) Ordinary Shares or rights, warrants or options to purchase Ordinary Shares issued to a seller of stock or assets to the Company or any of its subsidiaries as acquisition consideration pursuant to an arms’ length, bona fide acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement.

(r) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the Subscription Date calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Ordinary Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(s) “GAAP” means United States generally accepted accounting principles, consistently applied.

(t) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u) “Guarantor” shall have the meaning ascribed to such term in the Guarantee Agreement (as defined in the Securities Purchase Agreement).

(v) “Holder Change of Control Redemption Premium” means 100%.

(w) “Holder Representative” means JBA Asset Management LLC, a Delaware limited liability company.

(x) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(y) “Intellectual Property Rights” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(z) “Issuance Date” means the date set forth above as the Issuance Date.

(aa) “Market Price Condition” means, with respect to a particular date of determination, (i) the market capitalization of the Company, as measured by the VWAP of the Ordinary Shares on each Trading Day during the previous ten (10) Trading Days exceeded $820,000,000 and (ii) the market price of the Ordinary Shares on each Trading Day during the previous ten (10) Trading Days exceeded 150% of the Conversion Price as of the Issuance Date and shall not be subject to adjustment. All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(bb) “Material Adverse Effect” shall have the meaning ascribed to such term in the Securities Purchase Agreement, except that, solely for purposes of Section 4(a)(xvii), such term shall not include the word “prospects”.

(cc) “Maturity Date” shall mean [●]2, subject to acceleration upon full redemption or conversion pursuant to the terms of this Note; provided, however, the Maturity Date may be extended at the option of the Holder in the event that, and for so long as, an Event of Default set forth in clauses (vi), (v) or (vii) of Section 4(a) shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in such an Event of Default.

[2]	Insert fifth (5th) anniversary of the Issuance Date.

(dd) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(ee) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting(i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the Ordinary Shares during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(ff) “Ordinary Shares” mean (i) the Company’s ordinary shares, par value $0.001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(gg) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ii) “Permitted Liens” means: (a) statutory liens arising out of operation or applicable legal requirements with respect to a liability incurred in the ordinary course of business and which is not due and payable, (b) liens for taxes not yet due and payable or which are being actively contested by appropriate proceedings and for which appropriate reserves have been established by the Company, (c) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like liens and security obligations that are incurred and are payable in the ordinary course of business and are not delinquent, (d) in the case of leases of vehicles, rolling stock and other personal property, liens which are not material, either individually or in the aggregate; (e) liens in favor of landlords or lessors under real property leases which do not impair the rights of the respective tenants or lessees under such real property leases, and (f) liens that are not material in amount, either individually or in the aggregate, and that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the underlying asset subject to the lien. Notwithstanding the foregoing, no Permitted Liens or other Liens of any type shall exist on any Trust Property or any assets deposited in the Cash Account or any Escrow Bitcoin or any assets transferred to the Bitcoin Escrow Account.

(jj) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kk) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Ordinary Shares.

(ll) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Holder Change of Control Redemption Notices, the Holder Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(mm) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Holder Change of Control Redemption Prices, the Holder Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(nn) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes and Warrants relating to, among other things, the registration of the resale of the Ordinary Shares issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and exercise of the Warrants, as may be amended from time to time.

(oo) “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(pp) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(qq) “Required Holders” means the holders of a majority in aggregate principal amount of the Notes then outstanding and the Holder Representative or any of its affiliates holds any Notes.

(rr) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ss) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes and Warrants pursuant to which the Company issued the Notes and Warrants, as each may be amended from time to time.

(tt) “Security Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

(uu) “SPE” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(vv) “Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreement.

(ww) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(xx) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(yy) “Trading Day” means (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(zz) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(aaa) “Cash Account” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(bbb) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(ccc) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, as amended from time to time, and shall include all warrants issued in exchange therefor or replacement thereof.

32. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice (including without limitation any Cash Account Release Notice) in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company shall so indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 32 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

33. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to the Company to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities of the Company while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company that it may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

CRITICAL METALS CORP.

By:
Name:
Title:

Senior Secured Convertible Note - Signature Page

EXHIBIT I

CRITICAL METALS CORP.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Critical Metals Corp., an exempted company organized under the laws of the British Virgin Islands (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Ordinary Shares, $0.001 par value per share (the “Ordinary Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Ordinary Shares to be issued:

Please issue the Ordinary Shares into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:	_____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID: _____________________________

Facsimile: _____________________________

E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of Ordinary Shares [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of Ordinary Shares in accordance with the Irrevocable Transfer Agent Instructions dated _____________, 2025 from the Company and acknowledged and agreed to by ________________________.

CRITICAL METALS CORP.

By:
Name:
Title:

.